Service Properties Trust (Nasdaq: SVC) Investor Presentation March 2023

2SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Warning Concerning Forward-Looking Statements This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Forward-looking statements in this presentation relate to various aspects of our business, including Sonesta Holdco Corporation and its subsidiaries, or Sonesta’s, ability to successfully operate the hotels it manages for us, our expectations regarding the consummation of BP Products North America Inc., or BP’s, acquisition of TravelCenters of America Inc., or TA, and the amendments of our lease and guaranty arrangements with TA, our ability to repay or refinance our debts as they mature or otherwise become due, our ability to pay interest on and principal of our debt, the future availability of borrowings under our revolving credit facility, the likelihood and extent to which our managers and tenants will pay the contractual amounts of returns, rents or other obligations due to us, our ability to maintain sufficient liquidity during the current inflationary and increasing interest rate environment, possible economic recession and other challenging economic and market conditions, if and when business transient hotel business will return to historical pre-COVID-19 pandemic levels and whether any improved hotel industry conditions will continue, increase or be sustained, potential defaults on, or non-renewal of, leases by our tenants, decreased rental rates or increased vacancies, our ability to pay distributions to our shareholders and to increase or sustain the amount of such distributions, our policies and plans regarding investments, financings and dispositions, our ability to raise or appropriately balance the use of debt or equity capital, the impact of increasing labor costs and shortages and commodity and other price inflation due to supply chain challenges or other market conditions, our intent to make improvements to certain of our properties, our ability to engage and retain qualified managers and tenants for our hotels and net lease properties on satisfactory terms, our ability to diversify our sources of rents and returns that improve the security of our cash flows, our credit ratings, our expectation that we benefit from our relationships with The RMR Group LLC, or RMR, Sonesta and TA, our qualification for taxation as a real estate investment trust, or REIT, under the U.S. Internal Revenue Code of 1986, as amended, our belief of the competitive advantages that the scale, geographic diversity, strategic locations and the variety of service levels of our hotels gives us, changes in federal or state tax laws, and other matters. Our actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors, such as the impact of market and economic conditions, including the impact of the changed market practices that arose or increased in response to the COVID-19 pandemic, rising or sustained high interest rates, high inflation, labor market challenges, volatility in the public equity and debt markets, geopolitical instability and economic recessions or downturns on us and our managers and tenants, competition within the commercial real estate, hotel, transportation and travel center and other industries in which our managers and tenants operate, particularly in those markets in which our properties are located, compliance with, and changes to federal, state and local laws and regulations, accounting rules, tax laws and similar matters, limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes, acts of terrorism, outbreaks or continuation of pandemics or other significant adverse public health safety events or conditions, war or other hostilities, supply chain disruptions or other man-made or natural disasters beyond our control and actual and potential conflicts of interest with our related parties including our Managing Trustees, TA, Sonesta, RMR and others affiliated with them. Our Annual Report on Form 10-K for the year ended December 31, 2022 and our other filings with the Securities and Exchange Commission, or SEC, identify other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.SEC.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains Non-GAAP financial measures including, among others, “FFO”, “Normalized FFO”, “EBITDA”, “Hotel EBITDA”, “EBITDAre”, and “Adjusted EBITDAre”. Reconciliations for those metrics to the most directly comparable financial measure calculated in accordance with U.S. generally accepted accounting principles, or GAAP, are included in the Appendix hereto. Unless otherwise noted, all data presented is as of and for the three months ended December 31, 2022. Please refer to page 30 for certain definitions of terms used throughout this presentation.

3SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 SVC: Company Overview SVC invests in two asset categories: hotels and service-focused retail net lease properties to provide diversification to its cash flows. Necessity-based retail assets with strong rent coverage, low capex requirements and long lease terms produce stable cash flows that balance the cyclicality of the hotel portfolio. Diversified by location and industry: properties in 22 industries with 149 brands located across 46 states, Washington, DC, Puerto Rico and Canada. Hotel portfolio weighted toward extended stay, which generally have lower fixed costs and higher margins.

4SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 SVC: Company Overview 238 HOTELS 40,053 KEYS $6.2B INVESTMENT 765 RETAIL NET LEASE ASSETS 13.4M RENTABLE SQUARE FEET $5.1B INVESTMENT 1,003 PROPERTIES $11.3B INVESTMENT Diversified Portfolio with National Scale

5SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 SVC: Recent Events Property Sales: Sold 86 properties for $560 million in 2022 Debt Financing: Issued $610 million of 5.6% secured debt Well Covered Dividend: Annualized dividend of $0.80 per share represents a 53% Normalized FFO payout ratio for 2022 HotelPortfolioImprovement: Q4 RevPAR increased 21.4% from prior year fourth quarter Steady Net Lease Portfolio: Continued stable cash flows Rent coverage increased to 3.00x t l rtf li I r t: v i cr s . fr ri r y r f rt rt r Steady Net L as Portfoli : Continued stable cash flows Rent coverage increas d to 3.00x Property Sales: Sold 86 properties for $560 million in 2022 Well Cov red D vidend: Annualized dividend of $0.80 pe share represents a 53% Normalized FFO p y ut ratio for 2022 Debt Financing: Issued $610 million of 5.6% secured debt Transformative Transaction: Announced new lease terms with largest tenant upon completion of BP’s acquisition of TA

6SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Net Lease Portfolio: Recent Developments BP to Acquire TA • On February 16, 2023, TA announced its agreement to merge with BP p.l.c. (NYSE: BP). • Transaction expected to provide SVC $379.3 million of cash for the value of the TA common shares it owns, the sale of the TA trade name and rents to be prepaid by BP. • Annual rental income will be fixed at $254.0 million and increase 2% per year over the initial 10 year term of the lease and the 50 years of extension options. • BP corporate North America Inc. (S&P A- & Moody’s A3) will guarantee SVC’s leases. • Transaction expected to provide additional liquidity and financial flexibility.

Portfolio Highlights: Geographically Diverse

SVC's assets are located in 46 states, Washington DC, Puerto Rico and Canada.

- SVC has invested $11.3 billion in its real estate portfolio.
- SVC's investments are located in various markets near demand generators.
- SVC believes geographic diversity mitigates market risk.

					Investments					
		Total Property Count	Hotel Count	Net Lease Count	Total ($000s)	% of Total	Hotel ($000s)	Hotel % of Total	Net Lease ($000s)	Net Lease % of Total
1	California	58	36	22	$ 1,372,111	12.2%	$ 1,099,046	17.8%	$ 273,065	5.3%
2	Texas	77	21	56	882,781	7.8%	366,762	5.9%	516,020	10.1%
3	Illinois	66	10	56	704,203	6.2%	413,195	6.7%	291,008	5.7%
4	Georgia	91	17	74	678,393	6.0%	408,259	6.6%	270,134	5.3%
5	Florida	57	11	46	517,432	4.6%	271,193	4.4%	246,239	4.8%
6	Arizona	39	14	25	471,282	4.2%	224,239	3.6%	247,042	4.8%
7	Ohio	46	5	41	450,991	4.0%	120,275	1.9%	330,716	6.5%
8	Louisiana	15	3	28	378,634	3.4%	246,929	4.0%	131,705	2.6%
9	Pennsylvania	36	8	12	379,336	3.4%	175,217	2.8%	204,119	4.0%
10	New Jersey	12	9	3	290,257	2.6%	189,279	3.1%	100,978	2.0%
	Top 10	497	134	363	6,125,420	54.4%	3,514,394	56.8%	2,611,026	51.1%
	Other	506	104	402	5,161,852	45.6%	2,665,050	43.2%	2,496,802	48.9%
	Total	1,003	238	765	$ 11,287,272	100.0%	$ 6,179,444	100.0%	$5,107,828	100.0%

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023

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SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Hotel Portfolio

9SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 BY SERVICE LEVEL(1) BY CHAIN SCALE(1)BY LOCATION Full Service, 37.7% Select Service, 26.2% Extended Stay, 36.1% Upscale, 49.6% Upper Upscale, 14.1% Upper Midscale/ Midscale, 36.3% Location Keys % of Portfolio Suburban 20,197 50.4% Urban 9,193 23.0% Airport 7,477 18.7% Resort 2,852 7.1% Small Metro 121 0.3% Interstate 213 0.5% Total 40,053 100.0% Hotel Portfolio: Diversified by Location and Service Level (238 Comparable Hotels) 1) Percent based on number of keys.

10SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Hotel Portfolio: Monthly Operating Metrics vs. 2019 (238 Comparable Hotels) 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $- $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 RevPAR vs 2019 RevPAR As a Percent of 2019 Full Service December 2022 As a Pct. of December 2019 Select Service December 2022 As a Pct. of December 2019 Extended Stay December 2022 As a Pct. of December 2019 Occupancy 47.0% 77.0% Occupancy 46.4% 83.6% Occupancy 57.2% 87.5% ADR $164.12 115.1% ADR $107.86 94.0% ADR $108.43 99.7% RevPAR $77.14 88.7% RevPAR $50.05 78.6% RevPAR $62.02 87.3%

11SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Hotel Portfolio: Monthly Operating Metrics (238 Comparable Hotels) Monthly Hotel EBITDA ($ in Millions) 60.3% 55.3% 50.5% 44.9% 53.0% 61.7% 65.5% 65.8% 69.7% 68.3% 63.3% 66.5% 67.2% 58.3% 50.4% $121 $115 $116 $110 $121 $129 $135 $137 $145 $145 $135 $141 $143 $131 $128 $73 $63 $59 $49 $64 $79 $88 $90 $101 $99 $85 $94 $96 $76 $64 $0 $50 $100 $150 $200 $250 0% 10% 20% 30% 40% 50% 60% 70% 80% Oct '21 Nov '21 Dec '21 Jan '22 Feb '22 Mar '22 Apr '22 May '22 Jun '22 Jul '22 Aug '22 Sep '22 Oct '22 Nov '22 Dec '22 Occupancy ADR RevPAR $17.2 $6.9 $3.3 -$11.4 $1.7 $17.7 $24.2 $29.2 $37.3 $34.3 $17.0 $29.2 $34.3 $11.6 $8.7 -$20 -$10 $0 $10 $20 $30 $40 Oct '21 Nov '21 Dec '21 Jan '22 Feb '22 Mar '22 Apr '22 May '22 Jun '22 Jul '22 Aug '22 Sep '22 Oct '22 Nov'22 Dec'22

12SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Hotel Portfolio: By Service Level (238 Comparable Hotels) Top 5 Hotel EBITDA Generators # of Keys Hotel EBITDA ( (000’s) Royal Sonesta Hotel New Orleans 483 $ 3,576 Royal Sonesta Hotel Boston 400 2,814 Royal Sonesta San Juan 402 2,580 Royal Sonesta Kaua’i Resort 356 2,297 Royal Sonesta Hotel Houston 485 1,959 Total 2,126 $ 13,226 2022 EBITDA by Service Level ($ in millions) Q4-22 Hotel EBITDA By Service Level • Consolidated portfolio of 238 hotels generated hotel EBITDA of $54.6 million, resulting in a net margin of 15.6%. • Full-service hotels generated $26.4 million of hotel EBITDA. • Extended stay hotels generated $21.0 million of hotel EBITDA. • Select service hotels generated $7.2 million of hotel EBITDA. $(13) $2 $65 $115 $34 $85 15.4% 12.9% 21.3% -2.8% 0.9% 20.1% -30% -10% 10% 30% 50% 70% 90% $(15) $- $15 $30 $45 $60 $75 $90 $105 $120 2021 EBITDA 2022 EBITDA 2022 Net Margin 2021 Net Margin Full-Service Select-Service Extended-Stay

13SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Hotel Portfolio: Dispositions Improving Overall Quality of Hotel Portfolio(1) (238 Comparable Hotels) $88 $101 $111 $110 $113 $119 $113 $108 $106 $112 $93 $76 $52 $59 $72 $80 $88 $92 $84 $86 $81 $89 $69 $53 Jan '19 Feb '19 Mar '19 Apr '19 May '19 Jun '19 Jul '19 Aug '19 Sep '19 Oct '19 Nov '19 Dec '19 Monthly RevPAR: Full Year 2019 Retained Hotels Exit Hotels $50 $65 $81 $89 $91 $103 $100 $86 $95 $97 $77 $65 $38 $46 $57 $71 $74 $81 $77 $78 $72 $80 $63 $47 Jan '22 Feb '22 Mar '22 Apr '22 May '22 Jun '22 Jul '22 Aug '22 Sep '22 Oct '22 Nov'22 Dec'22 Monthly RevPAR: Full Year 2022 Retained Hotels Exit Hotels $228M $6M Retained Hotels Exit Hotels Hotel EBITDA: Full Year 2022 $459M $14M Retained Hotels Exit Hotels Hotel EBITDA: Full Year 2019 (1) Retained Hotels portfolio consist of 220 hotels. Exit Hotels consist of four hotels sold during the quarter, eight hotels sold subsequent to December 31, 2022 and 10 hotels under agreement for sale as of December 31, 2022.

14SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 120 45 45 7 824 56 US Extended Stay US Select Service US Full Service International Domestic Franchised International Franchised • Sonesta manages approximately 200 hotels for SVC. • SVC owns 34% of Sonesta. • Equity investment has a carrying value of $113 million. • SVC will benefit in Sonesta’s increased scale through its 34% ownership. Hotel Portfolio: Sonesta at a Glance Over 1,000 properties 16 brands Source: Sonesta International Hotels, Inc. Sonesta's Portfolio Approximately 200 Managed Hotels Approximately 900 Franchised Hotels

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Net Lease Portfolio

16SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Net Lease Portfolio: High-Quality Service & Necessity Based Assets Net Lease Portfolio Statistics 765 $372mm Properties Annualized Minimum Rent 13.4mm 9.6 Rentable Square Feet Weighted Average Lease Term(1) 97.6% 3.00x Occupancy Rent Coverage Diverse Geographical Footprint (1) (1) By annualized minimum rent. 21 Industries | 138 Brands % of Annual Minimum Rent<1% >8.6%

17SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 70% 14% 13% 4% Percentage Rent Fixed/Scheduled CPI Flat (1) By annualized minimum rent. Net Lease Portfolio: Reliable Income Stream and Low Capex Requirements Well-Laddered Lease Expirations (1) 96% of Leases Have Contractual Increases or Percentage Rent Lease Structures $372mm 0.6% 3.0% 2.4% 3.3% 3.8% 2.5% 13.0% 1.1% 13.1% 14.4% 42.8% 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033+

18SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Net Lease Portfolio: Diversified Tenants & Industries Mitigate Risk (1) By annualized minimum rent. Tenants by Brand (1)Tenants by Industry (1) Travel Centers, 66.9% Restaurants-Quick Service, 5.3% Restaurants-Casual Dining, 3.2% Health and Fitness, 3.0% Movie Theaters, 3.5% Grocery Stores, 2.5% Home Goods and Leisure, 2.6% Medical, Dental Office, 2.4% Automotive Equipment & Services, 2.1% Automotive Dealers, 1.3% Other, 7.2% Brand % of Annualized Minimum Rent Rent Coverage TravelCenters of America / Petro Stopping Centers 66.1% 2.74x The Great Escape 2.1% 7.19x Life Time Fitness 1.5% 1.79x AMC Theatres 1.8% 1.73x Buehler's Fresh Foods 1.5% 3.48x Heartland Dental 1.2% 4.09x Norms 1.0% 2.11x Express Oil Change 1.0% 4.32x Flying J Travel Plaza 0.9% 5.8x America's Auto Auction 0.9% 5.88x Other 22.0% 3.24x 100% 3.00x

19SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 • Represents 29.3% of SVC’s portfolio based on investment. • Rent comprised of annual minimum cash payments of $246 million, plus a percentage rent based on increases in certain sales. • LTM rent coverage of 2.74x through December 31, 2022, improved from 2.18x during the prior year period. • TA recently reporting an increase of 66% in adjusted EBITDA, to $366 million, for the year ended December 31, 2022 versus the prior year period. • TA continues to invest capital into SVC’s travel centers, including customer-focused enhancements and system improvements to drive efficiency and performance. • TA expanded its geographical footprint and market share, having acquired five travel centers, two truck service facilities, and entering 30 franchise agreements in 2022. Net Lease Portfolio: Recent Developments Portfolio Updates-TravelCenters of America

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Financial Information

Balance Sheet Overview as of December 31, 2022: Proforma For Recent Activities(1)

Book Capitalization

Secured Fixed Rate Debt	8%
Unsecured Fixed Rate Debt	73%
Shareholder's Equity	19%



8%
19%
73%

Strong Balance Sheet

- Unsecured fixed rate senior notes: $5.2 billion with a weighted average interest rate of 5.13%.
- Secured fixed rate net lease mortgage notes: $610.2 million with a weighted average interest rate of 5.60%.
- $800 million revolving credit facility:
  - No amounts outstanding as of December 31, 2022.
  - Maturity date of July 2023.
- No derivatives, off-balance sheet liabilities, or material adverse change clauses or ratings triggers.
- Early redemption in March 2023 of $500 million of 4.50% Senior Notes due in June 2023.

Well Laddered Debt Maturities



$1,600
$1,200
$800
$400
$0
Millions
2023
2024
2025
2026
2027
2028
2029
2030
Fixed Rate Debt

Leverage/Coverage Ratios

Net Debt / Total Gross Assets	54.4%
Net Debt / Gross Book Value of Real Estate Assets	56.6%
Adjusted EBITDAre / Interest Expense	1.7x
Net Debt / EBITDAre	9.6x

(1) Proforma for the issuance of $610.2 million of secured debt in February 2023 and the repayment $500 million of unsecured debt repaid in March 2023.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023

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22SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Public Debt Covenants Metric Covenant December 31, 2022 Proforma(1) Total Debt / Adjusted Total Assets Allowable Maximum: 60.0% 53.6% 54.3% Secured Debt / Adjusted Total Assets Allowable Maximum: 40.0% 0.0% 5.7% Consolidated Income Available for Debt Service / Debt Service Required Minimum: 1.50x 1.85x 1.78x Total Unencumbered Assets / Unsecured Debt Required Minimum: 150% 159.1% 158.5% (1) Proforma for the issuance of $610.2 million of secured debt in February 2023 and the repayment $500 million of unsecured debt repaid in March 2023.

23SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Financial Services: Real Estate Services: Business Services: Accounting Acquisitions/ Dispositions Administration Capital Markets Asset Management Human Resources Compliance/ Audit Construction/ Development Information Technology (IT) Finance/ Planning Engineering Investor Relations Treasury Leasing Marketing Tax Property Management Legal/ Risk Management ~$37 Billion in AUM Approximately 600 CRE Professionals More than 30 Offices Throughout the U.S. More than 38,000 Employees Nearly 2,100 Properties Over $16 Billion in Annual Revenues Combined RMR Managed Companies: SVC IS MANAGED BY THE RMR GROUP, AN ALTERNATIVE ASSET MANAGER Strong Management Platform and Affiliate Advantages 23 National Multi-Sector Investment Platform Office Industrial Government Medical Office Life Science Senior Housing Hotels Retail

24SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 RMR base management fee tied to SVC share price performance. RMR incentive fees contingent on total shareholder return(1) outperformance. • Equal to 12% of value generated by SVC in excess of the benchmark index total returns (MSCI U.S. REIT/HOTEL & RESORT REIT Index) per share over a three year period, subject to a cap (1.5% of equity market cap). • Absolute dollar outperformance must be positive to receive an incentive fee: it can’t be negative but better than the index. • Shareholders keep 100% of benchmark returns and 88% of returns in excess of the benchmark. Alignment of Interests If SVC’s stock price goes up and its total market cap exceeds its historical cost of real estate, RMR base management fee is capped at 50 bps of historical cost of real estate. If total market cap is less than historical cost of real estate, base fee fluctuates with share price. Incentive fee structure keeps RMR focused on increasing total shareholder return. Members of RMR senior management and RMR are holders of SVC stock, RMR is subject to long term lock up agreements. SVC shareholders have visibility into RMR, a publicly traded company. SVC benefits from RMR’s national footprint and economies of scale of $37 billion platform. (1) To determine final share price in SVC’s Total Return calculation, the business management agreement requires that the highest ten day share price average within the last 30 trading days of the measurement period be used. In the past, this and other less significant factors have resulted in differences between the MSCI calculation of SVC’s total return percentage and the total return percentage computed under the agreement. The RMR Group LLC and Shareholder Alignment 24 Other fees. • Property management fee consists of an annual fee based on 3.0% of rents collected at SVC’s managed retail net lease properties (excluding TA). • Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) SVC's historical cost of real estate, or (2) SVC's total market capitalization. • There is no incentive fee for RMR to complete any transaction that could reduce share price.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Appendix

Calculation of Funds From Operations (FFO) and Normalized FFO

(amounts in thousands, except per share data)	For the Three Months Ended 12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	For the Year Ended 12/31/2022	12/31/2021
Net (loss) income	$ (31,409)	$ 7,500	$ 11,350	$ (119,822)	$ (198,793)	$ (132,381)	$ (544,603)
Add (Less): Depreciation and amortization	94,961	101,514	100,520	104,113	115,757	401,108	485,965
Loss on asset impairment, net [1]	1,269	1,172	3,048	5,500	76,510	10,989	78,620
Loss (gain) on sale of real estate, net [2]	(3,583)	164	(38,851)	(5,548)	(588)	(47,818)	(11,522)
Unrealized (gains) losses on equity securities, net [3]	10,841	(23,056)	10,059	10,260	(2,168)	8,104	(22,535)
Adjustments to reflect our share of FFO attributable to an investee [4]	1,049	1,103	905	666	737	3,723	2,605
FFO	73,128	88,397	87,031	(4,831)	(8,545)	243,725	(11,470)
Add (Less): Loss on early extinguishment of debt [5]	-	-	791	-	-	791	-
Adjustments to reflect our share of Normalized FFO attributable to an investee [4]	138	61	593	245	651	1,037	2,270
Transaction related costs [6]	-	-	743	1,177	35,830	1,920	64,764
Normalized FFO	$ 73,266	$ 88,458	$ 89,158	$ (3,409)	$ 27,936	$ 247,473	$ 55,564
Weighted average shares outstanding (basic and diluted)	164,862	164,745	164,667	164,667	164,667	164,738	164,566
Basic and diluted per share common share amounts:							
Net income (loss)	$ (0.19)	$ 0.05	$ 0.07	$ (0.73)	$ (1.21)	$ (0.80)	$ (3.31)
FFO	$ 0.44	$ 0.54	$ 0.53	$ (0.03)	$ (0.05)	$ 1.48	$ (0.07)
Normalized FFO	$ 0.44	$ 0.54	$ 0.54	$ (0.02)	$ 0.17	$ 1.50	$ 0.34

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023

See accompanying notes on page 30.

26

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

(dollars in thousands)	For the Three Months Ended 12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	For the Year Ended 12/31/2022	12/31/2021
Net (loss) income	$ (31,409)	$ 7,500	$ 11,350	$ (119,822)	$ (198,793)	$ (132,381)	$ (544,603)
Add (Less): Interest expense	77,891	81,740	89,820	92,344	92,494	341,795	365,721
Income tax (benefit) expense	(1,757)	390	473	695	(1,950)	(199)	(941)
Depreciation and amortization	94,961	101,514	100,520	104,113	115,757	401,108	485,965
EBITDA	139,686	191,144	202,163	77,330	7,508	610,323	306,142
Add (Less): Loss on asset impairment, net [1]	1,269	1,172	3,048	5,500	76,510	10,989	78,620
(Gain) loss on sale of real estate, net [2]	(3,583)	164	(38,851)	(5,548)	(588)	(47,818)	(11,522)
Adjustments to reflect our share of EBITDAre attributable to an investee [4]	2,340	2,787	2,074	680	781	7,881	2,904
EBITDAre	139,712	195,267	168,434	77,962	84,211	581,375	376,144
Add (less): Unrealized (gains) losses on equity securities, net [3]	10,841	(23,056)	10,059	10,260	(2,168)	8,104	(22,535)
Loss on early extinguishment of debt [5]	-	-	791	-	-	791	-
Adjustments to reflect our share of Adjusted EBITDAre attributable to an investee [4]	(529)	272	1,014	280	651	1,037	2,270
Transaction related costs [6]	-	-	743	1,177	35,830	1,920	64,764
General and administrative expense paid in common shares [7]	510	972	832	462	473	2,776	2,963
Adjusted EBITDAre	$ 150,534	$ 173,455	$ 181,873	$ 90,141	$ 118,997	$ 596,003	$ 423,606

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023

See accompanying notes on page 30.

27

Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Number of hotels	*236*	*236*	*236*	*236*	*236*	*235*	*235*
Room revenues	$ 287,337	$ 336,616	$ 333,893	$ 227,034	$ 234,829	$ 1,168,811	$ 824,395
Food and beverage revenues	45,952	42,573	44,095	25,398	30,697	154,960	81,246
Other revenues	16,310	16,635	17,461	12,483	12,816	61,737	45,838
Hotel operating revenues - comparable hotels	349,599	395,824	395,449	264,915	278,342	1,385,508	951,479
Rooms expenses	94,005	102,650	98,013	77,032	78,181	363,399	271,401
Food and beverage expenses	35,226	34,430	32,162	22,797	25,824	120,140	68,799
Other direct and indirect expenses	125,255	130,319	127,909	112,292	109,131	487,356	404,555
Management fees	12,898	14,718	14,625	10,140	10,848	51,779	34,644
Real estate taxes, insurance and other	24,966	29,976	29,587	31,738	25,390	113,506	103,790
FF&E reserves [8]	2,252	2,621	2,600	1,794	1,236	9,267	4,403
Hotel operating expenses - comparable hotels	294,602	314,714	304,896	255,793	250,610	1,145,447	887,592
Hotel EBITDA	54,997	81,110	90,553	9,122	27,732	240,061	63,887
Hotel EBITDA Margin	15.7%	20.5%	22.9%	3.4%	10.0%	17.3%	6.7%
Hotel operating revenues (GAAP) [9]	$ 350,501	$ 400,453	$ 418,984	$ 297,406	$ 317,215	$ 1,467,344	$ 1,104,678
Add (less)							
Hotel operating revenues from non-comparable hotels	(902)	(4,629)	(23,535)	(32,491)	(38,873)	(81,836)	(153,199)
Hotel operating revenues - comparable hotels	$ 349,599	$ 395,824	$ 395,449	$ 264,915	$ 278,342	$ 1,385,508	$ 951,479
Hotel operating expenses (GAAP) [9]	$ 293,554	$ 318,266	$ 325,194	$ 290,343	$ 286,968	$ 1,227,357	$ 1,010,737
Add (less)							
Hotel operating expenses from non-comparable hotels	(1,825)	(6,794)	(23,519)	(36,965)	(38,215)	(91,798)	(143,867)
Reduction for security deposit and guaranty fundings, net [10]	-	-	-	-	-	-	15,698
FF&E reserves from managed hotel operations [8]	2,252	2,621	2,600	1,794	1,236	9,267	4,403
Other [11]	621	621	621	621	621	621	621
Hotel operating expenses - comparable hotels	$ 294,602	$ 314,714	$ 304,896	$ 255,793	$ 250,610	$ 1,145,447	$ 887,592

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023

See accompanying notes on page 30.

28

Calculation and Reconciliation of Hotel EBITDA - All Hotels

(dollars in thousands)	For the Three Months Ended					For the Year Ended	
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2021	12/31/2021
Number of hotels	*238*	*242*	*247*	*298*	*303*	*238*	*303*
Room revenues	$ 288,082	$ 341,106	$ 357,117	$ 258,620	$ 272,458	$ 1,244,925	$ 972,411
Food and beverage revenues	45,968	42,636	44,256	25,902	31,503	158,762	84,430
Other revenues	16,451	16,711	17,611	12,884	13,254	63,657	47,837
Hotel operating revenues	350,501	400,453	418,984	297,406	317,215	1,467,344	1,104,678
Rooms expenses	93,067	104,761	106,982	88,743	90,705	393,553	321,228
Food and beverage expenses	35,248	34,497	32,333	23,234	26,768	125,312	72,884
Other direct and indirect expenses	124,396	130,470	136,099	127,017	126,208	517,982	458,586
Management fees	12,450	14,362	15,240	11,332	11,869	53,384	40,478
Real estate taxes, insurance and other	29,014	34,797	35,161	40,638	32,039	139,610	135,741
FF&E reserves [8]	2,252	2,622	3,172	1,222	1,236	9,268	4,546
Hotel operating expenses	296,427	321,509	328,987	292,186	288,825	1,239,109	1,033,463
Hotel EBITDA	$ 54,074	$ 78,944	$ 89,997	$ 5,220	$ 28,390	$ 228,235	$ 71,215
Hotel EBITDA Margin	15.4%	19.7%	21.5%	1.8%	8.9%	15.6%	6.4%
Hotel operating expenses (GAAP) [9]	$ 293,554	$ 318,266	$ 325,194	$ 290,343	$ 286,968	$ 1,227,357	$ 1,010,737
Add (less)							
Reduction for security deposit and guaranty fundings, net [10]	-	-	-	-	-	-	15,696
FF&E reserves from managed hotel operations [8]	2,252	2,622	3,172	1,222	1,236	9,268	4,546
Other [11]	621	621	621	621	621	2,484	2,484
Hotel operating expenses	$ 296,427	$ 321,509	$ 328,987	$ 292,186	$ 288,825	$ 1,239,109	$ 1,033,463

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023

See accompanying notes on page 30.

29

30SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Notes to Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA 30 1. We recorded a loss on asset impairment of $1,269 to reduce the carrying value of one hotel and one net lease property to their estimated fair value less costs to sell during the three months ended December 31, 2022, $1,172 to reduce the carrying value of three hotels and one net lease property to their estimated fair value less costs to sell during the three months ended September 30, 2022, $3,048 to reduce the carrying value of two hotels and four net lease properties to their estimated fair value less costs to sell during the three months ended June 30, 2022, $5,500 to reduce the carrying value of 25 hotels to their estimated fair value less costs to sell during the three months ended March 31, 2022, and a $76,510 loss on asset impairment during the three months ended December 31, 2021 to reduce the carrying value of 35 hotels and 26 net lease properties to their estimated fair value less costs to sell. 2. We recorded a $3,583 net gain on sale of real estate during the three months ended December 31, 2022 in connection with the sale of four hotels and two net lease properties. We recorded a $164 net loss on sale of real estate during the three months ended September 30, 2022 in connection with the sale of five hotels and six net lease properties, a $38,851 net gain on sale of real estate during the three months ended June 30, 2022 in connection with the sale of 51 hotels and eleven net lease properties, a $5,548 net gain on sale of real estate during the three months ended March 31, 2022 in connection with the sale of five hotels and two net lease properties, and a $588 net gain on sale of real estate during the three months ended December 31, 2021 in connection with the sale of one hotel and six net lease properties. 3. Unrealized gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of our investment in shares of TA common stock to their fair value. 4. Represents our proportionate share from our equity investment in Sonesta. 5. We recorded a $791 loss on extinguishment of debt during the three months ended June 30, 2022 related to the write off of deferred financing costs and unamortized discounts relating to our amendment to our credit agreement and the repayment of $500,000 of unsecured senior notes. 6. Transaction related costs for the three months ended June 30, 2022 and March 31, 2022 of $743 and $1,177, respectively, primarily consisted of costs related to our exploration of possible financing transactions. Transaction related costs for the three months ended December 31, 2021 of $35,830 primarily consisted of working capital advances we previously funded under our agreements with Marriott International Inc., or Marriott, and InterContinental Hotels Group, plc, or IHG, that we expensed as a result of the amounts no longer expected to be recoverable. Transaction related costs for the three months ended September 30, 2021 of $3,149 are primarily related to legal costs related to our arbitration proceeding with Marriott. Transaction related costs for the three months ended June 30, 2021 included $3,700 of working capital we previously funded under our agreement with Hyatt Hotels Corporation, or Hyatt, that we expensed as a result of the amount no longer expected to be recoverable, $1,110 of legal costs related to our arbitration proceeding with Marriott and $1,341 of hotel manager transaction costs. Transaction related costs for the three months ended March 31, 2021 include $19,635 of hotel manager transition related costs resulting from the rebranding of 88 hotels during the period. 7. Amounts represent the equity compensation for our Trustees, and officers and certain other employees of our manager. 8. Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. 9. As of December 31, 2022, we owned 238 hotels. Our consolidated statements of income (loss) include hotel operating revenues and expenses of our managed hotels. 10. When managers of our hotels are required to fund the shortfalls of owner’s priority return under the terms of our management agreements or their guarantees, we reflect such fundings in our consolidated statements of income (loss). 11. We are amortizing a liability we recorded for the fair value of our initial investment in Sonesta as a reduction to hotel operating expenses in our consolidated statements of income (loss).

31SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Non-GAAP Financial Measures and Certain Definitions 31 Non-GAAP Financial Measures: We present certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of our hotels. FFO and Normalized FFO: We calculate funds from operations, or FFO, and Normalized FFO as shown on page 26. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect our share of FFO attributable to an investee and certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the items shown on page 26. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to satisfy our REIT distribution requirements, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and to the dividend yield of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 27. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect our share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, we adjust for the items shown on page 27. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. Hotel EBITDA: We calculate Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in our consolidated statements of income (loss) in accordance with GAAP. We believe that Hotel EBITDA provides useful information to management and investors as key measures of the profitability of our hotel operations. Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at our hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: We present RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. We generally define comparable hotels as those that we owned on December 31, 2022 and were open and operating since the beginning of the earliest period being compared. For the periods presented, our comparable results excluded three hotels that had suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in our debt agreements, is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges.

32SERVICE PROPERTIES TRUST (Nasdaq: SVC) | March 2023 Non-GAAP Financial Measures and Certain Definitions 32 Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. FF&E Reserve: Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel EBITDA Margin: Hotel EBITDA as a percentage of hotel operating revenues. Investment: We define hotel investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in owner's priority return or rents. We define net lease investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of our hotels. Owner's Priority Return: Each of our management agreements or leases with hotel operators provides for payment to us of an annual owner's priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Each of our agreements with our net lease tenants provides for payment to us of minimum rent. Certain of these minimum payment amounts are secured by full or limited guarantees. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to record scheduled rent changes under certain of our leases, the deferred rent obligations payable to us under our leases with TA and the estimated future payments to us under our TA leases for the cost of removing underground storage tanks at our travel centers on a straight line basis or any reimbursement of expenses paid by us. Rent Coverage: We define rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to us weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by us. In instances where we do not have tenant financial information, we calculate an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, we believe using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation.

Service Properties Trust (Nasdaq: SVC) Investor Presentation March 2023 Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 SVCREIT.COM